Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-205121

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

SAVDEN GROUP CORP.

5,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of SavDen Group Corp. and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Denis Savinskii, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Savinskii will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

SavDen Group Corp. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 14 BEFORE BUYING ANY SHARES OF SAVDEN GROUP CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2015

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
DILUTION	16
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16
DESCRIPTION OF BUSINESS	22
LEGAL PROCEEDINGS	24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	25
EXECUTIVE COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	30
INDEMNIFICATION	31
INTERESTS OF NAMED EXPERTS AND COUNSEL	31
EXPERTS	31
AVAILABLE INFORMATION	31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	32
INDEX TO THE FINANCIAL STATEMENTS	32

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SAVDEN GROUP CORP.” REFERS TO SAVDEN GROUP CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

SAVDEN GROUP CORP.

SavDen Group Corp. was incorporated in Nevada on October 2, 2014. We are development stage company and intend to commence operations in the business of software development. We intend to provide a business planning service (software) mainly aimed at at medium-sized and small companies in order to help them to develop their businesses or make presentations of their businesses to investors. We plan to offer a multilingual online computing platform in a form of a web site and a cloud based webstorage with pay per use system as a service. The services are going to be delivered without the cost and and complexity of buying and managing software, providing all of the facilities required to support the complete cycle of building and delivering business plans. Our offerings may include team collaboration within a particular business plan, converting business plans to different document formats (such as clear PDF files), sharing business plans, security of data and data storage.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $42,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Griegstrasse, 9 – Nesonova, Stuttgart, Germany 70195. Our phone number is +44 20 8133 4952.

From inception (October 2, 2014) until the date of this filing, we have had limited operating activities. Our financial statements from inception (October 2, 2014) through August 31, 2015, reports no revenue and a net loss of $3,936. As of October 5, 2015 we have cash reserves of approximately $2,669. The current rate at which we use funds in our operations is approximately $833 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately three months. Our independent registered public accounting firm has issued an audit opinion for SavDen Group Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and developed concepts of our software. On July 1, 2015 we signed the Agreement with Grüne Weltraumtechnik, GmbH. The material terms of the Agreement are:

- The Provider (SavDen Group Corp.) creates business plan for the Company (Grüne Weltraumtechnik, GmbH) and integrates it to Provider’s web-based service in order to create, upload, store, transmit, disseminate, print and otherwise distribute business plans. The web-based service is on the development stage and the Company will use The Service is at its own risk.

- The term of the Agreement shall be for a period of six months commencing July 1, 2015, and is renewable for successive terms by mutual agreement of the parties.

- The full price of the Agreement is $5,000. The Company hereby agrees to prepay Provider $2,500.

On August 3, 2015 and August 24, 2015 we have signed the Commission Sales Agreements with two independent contractors (Sales Representatives). The key terms of the Sales Agreement are:

- Company (SavDen Group Corp.) appoints Sales Representative as an authorized non-exclusive independent representative to sell and promote all services provided by Company in the Sales Representative’s geographical area (“Territory”) described in the Sales Agreement.

- Sales Representative shall devote time, energy and skill on a regular and consistent basis as is necessary to sell and promote the sale of Company's services in the Territory. Weekly Sales Reports is mandatory for Sales Representative.

- For each contract for the performance of Company's services as arranged by Sales Representative under the Sales Agreement, Sales Representative shall be entitled to a commission as follows:

a. (10%) percent of contract billing during the first 30 days;

b. (15%) percent of contract billing during the first year;

c. (5%) percent of contract billing raise according to performance, and for any year thereafter.

- Sales Representative shall bear any and all costs or expenses incurred by Sales Representative to perform his obligation under this Agreement, including, but not limited to, vehicle insurance, travel expenses and telephone expenses.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $42,000, our business may fail. If we fail to raise a minimum of $42,000 under this offering, we will be forced to scale back or abandon the implementation of our 12-month plan of operations. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	Savden Group Corp.
Securities Being Offered:	5,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 10% of the shares sold - $10,000 If 25% of the shares sold - $25,000 If 50% of the shares sold - $50,000 If 75% of the shares sold - $75,000 If 100% of the shares sold - $100,000
Securities Issued and Outstanding:

There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Denis Savinskii.

If we are successful at selling all the shares in this offering, we will have 10,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering. We may sell only a small portion or none of the offered shares.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from October 2, 2014 (Inception) to August 31, 2015:

Financial Summary	August 31, 2015 ($) (Unaudited)
Cash and Deposits	2,669
Total Assets	4,369
Total Liabilities	3,305
Total Stockholder’s Equity	1,064

Statement of Operations	Accumulated From October 2, 2014 (Inception) to August 31, 2015 ($) (Unaudited)
Total Expenses	3,936
Net Loss for the Period	(3,936)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment. As of October 5, 2015 we have cash reserves of approximately $2,669. The current rate at which we use funds in our operations is approximately $833 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately three months.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. As of, August 31, 2015 our accumulated losses were $3,936. We expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

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WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of August 31, 2015, we had cash in the amount of $2,669 and liabilities of $3,305. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $42,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Denis Savinskii, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Savinskii has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on October 2, 2014 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We intend to provide a business planning software in order to help companies to develop their businesses or make presentations of their businesses to investors. We plan to offer a multilingual online computing platform in a form of a web site and a cloud based webstorage with pay per use system as a service. We intend to develop and promote our product and service on the internet through social networks (social media) with using internet marketing tools. We have no sufficient experience in the social media or internet industries, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our software will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

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ANY SIGNIFICANT DISRUPTION IN OUR SOFTWARE AND SERVICE COULD RESULT IN A LOSS OF CUSTOMERS.

On July 1, 2015 we signed the Agreement with Grüne Weltraumtechnik, GmbH. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of the software, website or application network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our software unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

OUR SOFTWARE MAY BE DISPLACED BY NEWER TECHNOLOGY.

IT and Internet technologies are undergoing rapid and significant technological change. Other companies may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our product obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new products. We may not have the resources to do this. If our product candidates become obsolete and our efforts to secure and develop new products do not result in any commercially successful products, our sales and revenues will decline.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of software development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful softwares operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have identified only one customer and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

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BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Savinskii, our sole officer and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Savinskii may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Denis Savinskii for all of our operations. The loss of Mr. Savinskii would have a substantial negative effect on our company and may cause our business to fail. Mr. Savinskii has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Savinskii’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Denis Savinskii, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Denis Savinskii, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES. THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY IN EFFECTING SERVICE OF PROCESS AGAINST OUR OFFICERS.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

•

effecting service of process within the United States on our officers;

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enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

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enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

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bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on October 2, 2014, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $100,000 from this offering, we may have to seek alternative financing to implement our business plan.

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THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. SAVINSKII DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Savinskii does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between SavDen Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Denis Savinskii, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Savinskii’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.  If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 10,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 10% shares sold	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees	Fees
Gross proceeds	10,000	25,000	50,000	75,000	100,000
Offering expenses	8,000	8,000	8,000	8,000	8,000
Net proceeds	2,000	17,000	42,000	67,000	92,000
Office Establishment	-	2,000	2,000	3,000	4,000
Equipment and Software	-	5,000	7,000	10,000	15,000
Software and Website Development	-	-	5,000	8,000	12,000
Marketing Campaign	-	-	8,000	16,000	26,000
Staff Recruiting	-	-	10,000	20,000	25,000
SEC reporting and compliance	2,000	10,000	10,000	10,000	10,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Denis Savinskii, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Savinskii’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Savinskii will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Savinskii. Mr. Savinskii will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of August 31, 2015 was $1,064 or approximately $0.0002 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of August 31, 2015.

The following table sets forth as of August 31, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	10%	25%	50%	75%	100%
Offering price per share	0.02	0.02	0.02	0.02	0.02
Post offering net tangible book value	3,064	18,064	43,064	68,064	93,064
Post offering net tangible book value per share	0.0006	0.0029	0.0057	0.0078	0.0093
Pre-offering net tangible book value per share	0.0002	0.0002	0.0002	0.0002	0.0002
Increase (Decrease) in net tangible book value per share after offering	0.0004	0.0027	0.0055	0.0076	0.0091
Dilution per share	0.0194	0.0171	0.0143	0.0122	0.0107
% dilution	97%	86%	71%	61%	53%
Capital contribution by purchasers of shares	10,000	25,000	50,000	75,000	100,000
Capital Contribution by existing stockholders	5,000	5,000	5,000	5,000	5,000
Percentage capital contributions by purchasers of shares	66.67%	83.33%	90.91%	93.75%	95.24%
Percentage capital contributions by existing stockholders	33.33%	16.67%	9.09%	6.25%	4.76%
Gross offering proceeds	10,000	25,000	50,000	75,000	100,000
Anticipated net offering proceeds	2,000	17,000	42,000	67,000	92,000
Number of shares after offering held by public investors	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	5,500,000	6,250,000	7,500,000	8,750,000	10,000,000
Purchasers of shares percentage of ownership after offering	9.09%	20.00%	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	90.91%	80.00%	66.67%	57.14%	50.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

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We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $2,669 as of August 31, 2015. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Denis Savinskii, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of August 31, 2015, Mr. Savinskii has advanced to us $805. Mr. Savinskii, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $42,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at Griegstrasse, 9 – Nesonova, Stuttgart, Germany 70195. Our phone number is +44 20 8133 4952.

We are a development stage company and as of August 31, 2015 we have received $2,500 of prepayment. On July 1, 2015 we signed the Agreement with Grüne Weltraumtechnik, GmbH. The material terms of the Agreement are:

- The Provider (SavDen Group Corp.) creates business plan for the Company (Grüne Weltraumtechnik, GmbH) and integrates it to Provider’s web-based service in order to create, upload, store, transmit, disseminate, print and otherwise distribute business plans. The web-based service is on the development stage and the Company will use The Service is at its own risk.

- The term of the Agreement shall be for a period of six months commencing July 1, 2015, and is renewable for successive terms by mutual agreement of the parties.

- The full price of the Agreement is $5,000. The Company hereby agrees to prepay Provider $2,500.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

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Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on October 2, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We intend to provide a business planning service (software) mainly aimed at at medium-sized and small companies in order to help them to develop their businesses or make presentations of their businesses to investors. We plan to offer a multilingual online computing platform in a form of a web site and a cloud based webstorage with pay per use system as a service. The services are going to be delivered without the cost and and complexity of buying and managing software, providing all of the facilities required to support the complete cycle of building and delivering business plans. Our offerings may include team collaboration within a particular business plan, converting business plans to different document formats (such as clear PDF files), sharing business plans, security of data and data storage. However, there is no assurance that we will be successful in developing our marketable product.

We intend to spend money on research and development when our business plan is complete in order to develop software. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $42,000 (If 50% of the shares sold), our business may fail. If we sell 25% of the shares we will have funding in $17,000. We plan to use this amount only for Office Establishment, Equipment and Software with minimum feautures and SEC reporting and compliance service. In case we sell 10% of the shares we will need to loan the funds from our president and director, who has verbally agreed to loan the Company funds. However, his verbal agreement to provide us loans is non- binding and discretionary. Moreover, we won't be able to implement our operations with the currently available capital resources.

Our plan of operations following the completion is as follows:

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Office Establishment (1st-3d months)

Range of Costs: $2,000-4,000

We require the necessary equipment to continue our operations. We plan to purchase office equipment such as telephone, fax, multifunction printer and furniture. We believe that it will cost us at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 25% and 50% of the shares offered we plan to buy office equipment and it will cost us minimum $2,000.  In case we sell 75% of the shares offered we intend to buy better equipment with advanced features that will cost us approximately $3,000. In the event we sell all of the shares offered we plan to buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $4,000. We won’t have enough funds to set up office if we sell 10% shares in this offering.

Equipment and Software (4th-6th months)

Range of Costs: $5,000-15,000

We intend to purchase the professional equipment and software to create our business planning software. We plan to purchase PCs running different operating systems, as our goal is to provide all customers with equal features and functions of our web service regardless what kind of device they use. Another object of expenditure is buying software to build, design, develop and maintain our website. For the stage of building and developing software like JavaScript and Python is needed. To produce visual design answering our requirements we might need Adobe Photoshop CC, Adobe Illustrator CC (or CorelDRAW as a substitute). We plan to buy advanced licenses for multiple workstations in order to support business growth and development. In addition, to build mobile applications Swift and Android software is required. Establish a server/ rent a server from a company providing these features. We intend to spend $5,000 minimum for the equipment and in case we sell 75% and 100% of the shares we will buy better equipment and software with advanced features. It will cost us about $10,000 and $15,000 accordingly. We won’t have enough funds to buy equipment and software if we sell 10% shares in this offering.

Software Development and Website Development (1st-12th months)

Range of Costs: $5,000-12,000

We intend to develop our software and to research all its opportunitiesv and features during the all period of programming, development and testing. We plan to create website and application with using different software platforms. We are going to develop programming code and order the webdesign for specific templates. Our director will be responsible for programming. We plan to spend minimum $5,000 in case we sell 50% of the shares offered. If we sell 75% and 100% of the shares offered we plan to buy additional software and web tools for $8,000 and $12,000 accordingly. As of the date of this prospectus we have not yet identified or registered any domain names for our website. We also intend to build a landing page to draw potential client’s attention to our service. We won’t have enough funds to develop our software and website if we sell 10% and 25% shares in this offering.

Marketing Campaign (6th-12th months)

Range of Costs: $8,000-26,000

We plan to use online marketing, direct sales, and presentations as the marketing instruments. We intend to use marketing strategies, such as web advertisements, social communities marketing, direct mailing, and phone calls to acquire potential customers. We plan to conduct an active marketing campaign to promote our software. We plan to build a landing page to draw potential client’s attention to our service. We are going to place web-banners on the web-sites devoted to business planning, marketing, commerce as well as on the sites devoted to software. Pay for Google contextual advertising, so the link to our website will pop-up whenever a user searches information related to business planning or business planning software. YouTube ads played before a video related to business consulting, business planning and strategy. Paying for SEO (Search Engine Optimization) to advance to the first lines of the search results in the Internet queries of different search engines such as Google, Bing, Yahoo, Aol and similar ones. Taking part at the exhibitions both of business and IT nature to draw attention of potential clients to our product and services. Create and maintain Facebook, Twitter and Google+ pages to provide customers with information updates concerning the service. We believe that the key marketing strategy for our type of business is online marketing. We intend to spent $8,000 minimum in case we sell 50% of the shares offered and we plan to spend money particularly on Search engine optimization (SEO). If we sell 75% and 100% of the shares offered we need $16,000 and $26,000 accordingly. We believe that our marketing campaign will help us to sell our product and we intend to reach first revenue. We won’t have enough funds to start our marketing campaign if we sell 10% and 25% shares in this offering.

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Staff Recruiting (8th-12th months)

Range of Costs: $10,000-25,000

We plan to hire an experienced salesperson to advertise our services, building a network of clients, executing agreements and contracts with them. In case we sell 50% of the shares offered we intend to hire minimum one salesperson that will be responsible for our sales and finding new clients for our company. Our sole director Mr. Savinskii will be responsible for programming but in case we sell 75% and 100% of the shares we plan to hire additional salespersons and IT professionals and designers to build and design our website and applcation as well as to maintain and develop so we would be able to deliver services on different operating systems (MacOS, iOS, Win, WinMobile, Android). We won’t have enough funds to start our marketing campaign if we sell 10% and 25% shares in this offering.

Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 10% shares sold	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees	Fees
Gross proceeds	10,000	25,000	50,000	75,000	100,000
Offering expenses	8,000	8,000	8,000	8,000	8,000
Net proceeds	2,000	17,000	42,000	67,000	92,000
Office Establishment	-	2,000	2,000	3,000	4,000
Equipment and Software	-	5,000	7,000	10,000	15,000
Software and Website Development	-	-	5,000	8,000	12,000
Marketing Campaign	-	-	8,000	16,000	26,000
Staff Recruiting	-	-	10,000	20,000	25,000
SEC reporting and compliance	2,000	10,000	10,000	10,000	10,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

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Results of operations

From Inception on October 2, 2014 to August 31, 2015

During the period we incorporated the company, prepared a business plan. Our loss since inception is $3,936. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2015, the Company had $2,669 cash and our liabilities were $3,305, comprising $805 owed to Denis Savinskii, our sole officer and director. As of August 31, 2015 our cash balance was $2,669. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 5,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $5,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Denis Savinskii, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Savinskii has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Savinskii’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $42,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $42,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

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DESCRIPTION OF BUSINESS

Main Idea

Our primary services are going to be as follows, business planning and business strategy. We intend to provide a business planning service mainly aimed at at medium-sized and small companies in order to help them to develop their businesses or make presentations of their businesses to investors. Our company will offer several advantages over similar services. We plan to offer a multilingual online computing platform in a form of a web site and a cloud based webstorage with pay per use system as a service. The services are going to be delivered without the cost and and complexity of buying and managing software, providing all of the facilities required to support the complete cycle of building and delivering business plans. Our offerings may include team collaboration within a particular business plan, converting business plans to different document formats (such as clear PDF files), sharing business plans, security of data and data storage. We have not yet developed our software. We have just finished concept stage and business plan. We have already developed the programming code and programming modules for our software. We have already developed business planning integration module and have tested it. However, there is no assurance and there is no guarantee that we will be successful in developing an operational and marketable product. On July 1, 2015 we signed our first Agreement with Grüne Weltraumtechnik, GmbH.

Our principal office address is located at Griegstrasse, 9 – Nesonova, Stuttgart, Germany 70195. Our telephone number is +44 20 8133 4952. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

Business Model

To experience all the advantages of our services consumers will only need a connection to the Internet as our services are going to be provided online, without any additional software to be installed on a consumer's computer. Thus, a particular consumer will get accesses to their business plans and our services being at any place with the Internet connection provided.

Our services are planned to be as follows, providing consumers with fully customizable business plan templates (aimed at those who lack skills in business planning), as well as providing video tutorials explaining every step. All business plans will have an option to be edited, stored in our cloud storage, converted to supported document formats (such as PDF) and then shared via email or downloaded. To make their business plans more illustrative the consumers may use an option to generate automatic charts and use data of similar plans to see how they score in the industry. For an additional fee the consumers might get the following services: document editing features (such as splitting into paragraphs or changing fonts for comfort reading, inserting texts or pictures from various sources including online ones); auto-write feature (to create a quick and simple description of business based on the information provided by the user); a ratios generated, explained and compared to the average in their industry; ability to collaborate in team over a particular business plan, online in real-time mode, choosing the corresponding option, and sharing a web link to their document on our platform.

We have in mind the possibility to build an application for mobile devices with the same functions as the online service to let the consumers access, edit and share their business plans on the go.  We lay account with acquiring more clients after promoting our mobile application in both AppStore and Google Play markets.

As our technology is further developed and completed, we will determine the prices based upon costs and the prices of the competing products. We plan to to shoot and edit video tutorials explaining how to use our web site. We are going to promote our web service online by placing it to the first lines of search results of the following search engines - Google, Bing, Yahoo, Aol, and similar ones.

We consider offering our customers a section with books related to marketing, planning and business strategy. The section will belinked to the page on the Amazon.com where users might buy these books.

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Clients

We mainly aim at B2B market, at companies willing to create and store their business plan online. We aim at small companies which need assistance or consulting in business planning and strategy and which desire to develop and increase profits. We choose small enterprises because their number is rather prevailing.They might have lack of finance to apply to a large business consulting agencies. We are ready to offer them a service with high usability, free of charge and additional services for a reasonable fee.

Our clients might fall into one of the following categories:

1) Small and medium-sized businesses, mainly start-ups, that only begin their career and experience lack of skills in business planning. They need a simple and ready-to-use tool to build their plans;

2) Students and teachers who can use our web site for educational purposes;

3) Banks and investment funds that may use our platform as a tool for quick calculations of economic efficiency of different projects;

4) Private persons who need to calculate or build a model of their future business or an investment project.

As software development company operated online we plan to offer our service and product worldwide. Therefore we plan to sell our product and service mostly through the Internet. We intend to turn our forces mostly on the European and United States markets.

Marketing and advertising

We plan to promote our service with following instruments:

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Build a landing page to draw potential client’s attention to our service.

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Place web-banners on the web-sites devoted to business planning, marketing, commerce as well as on the sites devoted to software.

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Pay for Google contextual advertising, so the link to our website will pop-up whenever a user searches information related to business planning or business planning software. YouTube ads played before a video related to business consulting, business planning and strategy.

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Paying for SEO (Search Engine Optimization) to advance to the first lines of the search results in the Internet queries of different search engines such as Google, Bing, Yahoo, Aol and similar ones.

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Taking part at the exhibitions both of business and IT nature to draw attention of potential clients to our product and services.

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Create and maintain Facebook, Twitter and Google+ pages to provide customers with information updates concerning the service.

Competition

As to the present date, there are many companies with similar services. There are the few barriers of entry in the business and level of competition is extremely high. We intend to focus our forces on the specific needs related to our potential clients. We consider high usability of service as an advantage over our competitors on the market. The features are planned to be the following:

- Visual representation of the information.

- Guided assistance in a form of pop-up hints throughout every step of making a business plan.

- Showing examples of what type of information has to be typed in every field (such as figures, description and any other sort of data).

- “Step-by-step” video tutorials.

Revenue

We aim at making revenues on:

Selling the advertising places on the web site regarding services our customers might need. Selling advertising spaces for banners that pop on start-up of the mobile application, unless the customers bought and unlocked the Adblock feature.

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Selling features of our mobile application. Our potential might acquire the application for free from online stores: AppStore, Google Play, Windows Market. Free users get basic features of the application, including advertisements appearing on start-up of the application. For a reasonable charge, customers might unlock the following features: Adblock (no advertisements will be shown); creating of their own templates (stored securely under their account names); buying storage space to save their ready business plans, or drafts or information of any other kind. We keep in mind to provide a subscription plan (including all features) or selling each feature individually on a customer's choice.

Customization. Our customers get different features such as, choosing and changing fonts, as well as their color; splitting into paragraphs; possibility of collaboration in a team over a particular business plan; possibility to store their business plans on a provided secure cloud-based storage, as well as go back to previous edition (or history of changes) of their work stored securely under their account name.

Assistance in the office.  Clients who might need assistance with their business planning in person could receive the corresponding service in our office. Not only building a business plan will be provided, but consulting (including assistance in writing, correcting etc.) with plans "in progress" will be offered by a competent employee. We also integrate any types of business plans with our online system.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Denis Savinskii, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at Griegstrasse, 9 – Nesonova, Stuttgart, Germany 70195. This is the office provided by our President and Director, Denis Savinskii. Our phone number is +8618204048501.  We do not pay any rent to Mr. Savinskii and there is no agreement to pay any rent in the future. Our telephone number is +44 20 8133 4952.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Denis Savinskii Griegstrasse, 9 – Nesonova, Stuttgart, Germany 70195	26	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Denis Savinskii has acted as our President, Treasurer, Secretary and sole Director since we incorporated on October 2, 2014. Mr. Savinskii owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Savinskii was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Savinskii graduated from Karlsruhe Institute of Technology (KIT), Faculty of Informatics in 2012. Since 2012 he has been working as freelance software developer in Stuttgart, Germany. He finished the business planning course (144 academic hours) in University of Applied Sciences (Stuttgart, Germany) in 2014. We believe that Mr. Savinskii’s specific experience, qualifications and skills will enable to develop our software.

During the past ten years, Mr. Savinskii has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Savinskii was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Savinskii’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Denis Savinskii, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 2, 2014 until August 31, 2015:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Denis Savinskii, President, Secretary and Treasurer	October 2, 2014 to August 31, 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Mr. Savinskii currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

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There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (October 2, 2014) to August 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Denis Savinskii	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Denis Savinskii will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Savinskii’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Savinskii, directly or indirectly, from the Company.

On June 6, 2015, we issued a total of 5,000,000 shares of restricted common stock to Denis Savinskii, our sole officer and director in consideration of $5,000. Further, Mr. Savinskii has advanced funds to us. As of August 31, 2015, Mr. Savinskii has advanced to us $805. Mr. Savinskii will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Savinskii. Mr. Savinskii will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Savinskii does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Savinskii or the repayment of the funds to Mr. Savinskii. The entire transaction was oral. We have a verbal agreement with Mr. Savinskii that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 5, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Denis Savinskii Griegstrasse, 9 – Nesonova, Stuttgart, Germany 70195	5,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of October 5, 2015, there were 5,000,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Mr. Savinskii, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Savinskii will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

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Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

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execute and deliver a subscription agreement; and

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deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “SavDen Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of October 5, 2015, there were 5,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Denis Savinskii owns all 5,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with SavDen Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Hillary CPA Group, LLC, our independent registered public accounting firm, has audited and reviewed our unaudited financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Hillary CPA Group, LLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Harrison Law, P.A. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is May 31, 2015. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Hillary CPA Group, LLC.

Our financial statements from inception to May 31, 2015, immediately follow:

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SAVDEN GROUP CORP

(A DEVELOPMENT STAGE COMPANY)

To the Board of Directors

Savden Group Corp.

Griegstrasse, 9 – Nesonova

Stuttgart, Germany 70195

We have audited the accompanying balance sheet of Savden Group Corp. (“the Company”) for the period October 2, 2014 (Inception) to May 31, 2015 and the related statements of income, changes in stockholders’ equity and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, at May 31, 2015 and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

David L. Hillary, Jr., CPA, CITP

Noblesville, Indiana

June 17, 2015

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Balance Sheet

 As at May 31, 2015

(Audited)

May 31, 2015
(Audited)

CURRENT ASSETS
Cash	$ 220
TOTAL ASSETS	$ 220

LIABILITIES
Current Liabilities:
Note Payable - Related Party	$ 805
TOTAL LIABILITIES	$ 805

STOCKHOLDERS' EQUITY
Common stock: authorized 1,000,000,000; $0.001 par value;
0 shares issued and outstanding at
May 31, 2015	$ -
Additional Paid-In-Capital	$ -
Profit (loss) accumulated during the development stage	$ (585)
Total Stockholders' Equity	$ (585)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 220

The accompanying notes are an integral part of these financial statements

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Statement of Operations

For the Year ended May 31, 2015, the period from Inception (October 2, 2014) to May 31, 2015.

(Audited)

From Inception (October 2, 2014) through May 31, 2015
REVENUES
Sales	$ -
Total Income	$ -

Operating Expenses:
General & Administrative Expenses	$ 585
Total Expenses	$ 585

Income Before Income Tax	$ (585)

Provision for Income Tax	$ -

Net Income for Period	$ (585)

Net gain (loss) per share:
Basic and diluted	$ -

Weighted average number of shares outstanding: Basic and diluted	0

The accompanying notes are an integral part of these financial statements

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Statement of Cash Flows

For the Year ended May 31, 2015, the period from Inception (October 2, 2014) to May 31, 2015.

 (Audited)

From Inception (October 2, 2014) through May 31, 2015
Operating activities:
Net Income	$ (585)
Adjustment to reconcile net loss to net cash
provided by operations:
(Increase)/Decrease in Notes Payable	$ 805
Net cash provided by operating activities	$ 220

Financing activities:
Proceeds from issuance of common stock	$ -
Net cash provided by financing activities	$ -

Investing activities:
Net cash provided by investing activities	$ -

Net increase in cash	$ 220

Cash, beginning of period	$ -
Cash, end of period	$ 220

The accompanying notes are an integral part of these financial statements

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Statement of Changes In Stockholders’ Equity

For the period from inception (October 2, 2014) to May 31, 2015

	Common Stock
	Number of Shares	Par Value	Additional Paid in Capital	Accumulated Gain (Deficit)	Total Shareholders' Equity

Balance, October 2, 2014 (Inception)	0	$ -	$ -	$ -	$ -
Common Shares issued:
Additional Paid-In-Capital					$ -
Net gain (loss)				$ (585)	$ (585)
Balance, September 30, 2014	0	$ -	$ -	$ (585)	$ (585)

The accompanying notes are an integral part of these financial statements

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Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Savden Group Corp. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on October 2, 2014.

Since inception the Company has devoted substantially all of its efforts to establishing a new business. While operations have not commenced, the Company has generated expenses and no revenue from the limited efforts.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

The Company has adopted a May 31fiscal year end.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of May 31, 2015 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Savden Group Corp.,” “we,” “us,” “our” or the “company” are to Savden Group Corp.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of May 31, 2015 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (October 2, 2014) through May 31, 2015 of $585.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At May 31, 2015 the Company’s bank deposits did not exceed the insured amounts.

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Earnings per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Fair value of financial instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Any fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2015.

Stock-based compensation

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

Recently Issued Accounting Principles

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

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NOTE 4 – LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 6 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

The Company has not issued any capital stock as of May 31, 2015.

NOTE 7 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since October 2, 2014 (Inception) through May 31, 2015, the Company’s sole officer and director loaned the Company $805 to pay for incorporation costs and operating expenses.  As of May 31, 2015, the amount outstanding was $805. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 8 – INCOME TAX

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There are no material uncertain tax positions for any of the reporting periods presented.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued and determined that there are no material events to disclose.

On June 6, 2015, 5,000,000 common shares at a price of $0.001 per share for total net proceeds of $5,000 were issued to the Company’s sole officer and director.

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INDEX TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

Balance Sheets – As At August 31, 2015.	F-9

Statements of Operations – For the Three months ended August 31, 2015, and for the period from Inception (October 2, 2014) to August 31, 2015. (Unaudited)	F-10

Statements of Cash Flows – For the Three months ended August 31, 2015, and for the period from Inception (October 2, 2014) to August 31, 2015. (Unaudited)	F-11

Notes to the Financial Statements	F-12 – F-15

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Balance Sheets
	August 31, 2015	May 31, 2015
	(Unaudited)	(Audited)

CURRENT ASSETS
Cash	$ 2,669	$ 220
TOTAL CURRENT ASSETS	$ 2,669	$ 220

FIXED ASSETS
Furniture and Equipment	$ 1,700	$ -
Accumulated Depreciation	$ -	$ -
TOTAL FIXED ASSETS	$ 1,700	$ -
TOTAL ASSETS	$ 4,369	$ 220

LIABILITIES
Current Liabilities:
Note Payable - Related Party	$ 805	$ 805
Deferred revenue	2,500	-
TOTAL LIABILITIES	$ 3,305	$ 805

STOCKHOLDERS' EQUITY
Common stock: authorized 1,000,000,000; $0.001 par value;
5,000,000 shares issued and outstanding at
August 31, 2015	$ 5,000	$ -
Additional Paid-In-Capital	$ -	$ -
Profit (loss) accumulated during the development stage	$ (3,936)	$ (585)
Total Stockholders' Equity	$ 1,064	$ (585)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 4,369	$ 220

The accompanying notes are an integral part of these financial statements

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 Statements of Operations

	For the Three Months Ended August 31, 2015	From Inception (October 2, 2014) through August 31, 2015
REVENUES
Sales	$ -	$ -
Total Income	$ -	$ -

Operating Expenses:
General & Administrative Expenses	$ 3,351	$ 3,936
Total Expenses	$ 3,351	$ 3,936

Income Before Income Tax	$ (3,351)	$ (3,936)

Provision for Income Tax	$ -	$ -

Net Income for Period	$ (3,351)	$ (3,936)

Net gain (loss) per share:
Basic and diluted	$ (0.0002)	$ (0.0003)

Weighted average number of shares outstanding: Basic and diluted	5,000,000	4,836,957

The accompanying notes are an integral part of these financial statements

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Statements of Cash Flows

	Three Months Ended August 31, 2015	From Inception (October 2, 2014) through August 31, 2015
Operating activities:
Net Income	$ (3,351)	$ (3,936)
Adjustment to reconcile net loss to net cash
provided by operations:
(Increase)/Decrease in Notes Payable	$ -	$ 805
Deferred revenue	$ 2,500	$ 2,500
Net cash provided by operating activities	$ (851)	$ (631)

Financing activities:
Proceeds from issuance of common stock	$ 5,000	$ 5,000
Net cash provided by financing activities	$ 5,000	$ 5,000

Investing activities:
Furniture & Equipment	$ (1,700)	$ (1,700)
Net cash provided by investing activities	$ (1,700)	$ (1,700)

Net increase in cash	$ 2,449	$ 2,669

Cash, beginning of period	$ 220	$ -
Cash, end of period	$ 2,669	$ 2,669

The accompanying notes are an integral part of these financial statements

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 Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Savden Group Corp. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on October 2, 2014.

The Company is in the development phase of its custom pillow distribution business. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The accompanying unaudited interim financial statements of Savden Group Corp. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement on Form S-1 filed with the SEC.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the fiscal year ended May 31, 2015 as reported in the Registration Statement on Form S-1 have been omitted.

Unless the context otherwise requires, all references to “Savden Group Corp.,” “we,” “us,” “our” or the “company” are to Savden Group Corp.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of August 31, 2015 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (October 2, 2014) through August 31, 2015 of $3,936.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At August 31, 2015 the Company's bank deposits did not exceed the insured amounts.

Earnings per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Fair value of financial instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair

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value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Any fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2015.

Stock-based compensation

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

Recently Issued Accounting Principles

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 – LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 5 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On June 6, 2015, 5,000,000 common shares at a price of $0.001 per share for total net proceeds of $5,000 were issued to the Company’s sole officer and director.

As at August 31, 2015, 5,000,000 shares of common stock were issued and outstanding.

NOTE 6 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since October 2, 2014 (Inception) through August 31, 2015, the Company’s sole officer and director loaned the Company $805 to pay for incorporation costs and operating expenses.  As of August 31, 2015, the amount outstanding was $805. The loan is non-interest bearing, due upon demand and unsecured.

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NOTE 7 – INCOME TAX

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There are no material uncertain tax positions for any of the reporting periods presented.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued and determined that the following subsequent event requires disclosure.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

SAVDEN GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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